EXHIBIT 23.1

                           MICHAEL T. STUDER CPA P.C.
                             18 East Sunrise Highway
                               Freeport, NY 11520
                              Phone: (516) 378-1000
                               Fax: (516) 546-6220


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)

I consent to the use in Form S-1 of my report dated September 20, 2007 included therein relating to the financial statements of Wolf Resources, Inc. (formerly Cantop Ventures, Inc.) for the years ended July 31, 2007 and 2006 and for the period February 22, 2005 (inception) to July 31, 2007. I also consent to the reference to the firm under the heading "Interests of Named Experts and Counsel" in this registration statement.



                                            /s/ Michael T. Studer CPA P.C.
                                            ------------------------------------
Freeport, New York                          Michael T. Studer CPA P.C.
May 28, 2008